Exhibit 5.1

June 26, 2026

Lithium Americas Corp.

3260 – 666 Burrard Street

Vancouver, British Columbia

V6C 2X8 Canada

Dear Sirs/Mesdames:

Re: Lithium Americas Corp. – Registration Statement on Form S-3 – DOE Warrants

We have acted as British Columbia counsel to Lithium Americas Corp. (the “Company”) in connection with the registration for the potential resale of up to 69,417,541 common shares of the Company (the “Common Shares”), issuable upon (i) the exercise of the amended and restated warrant issued to the United States Department of Energy (the “DOE”) on January 30, 2026 (the “A&R LAC Warrant”) and (ii) the conversion of the amended and restated warrant issued by Lithium Nevada Ventures LLC (the “JV”) to the DOE on January 30, 2026 (the “A&R JV Warrant”, and together with the A&R LAC Warrant, the “DOE Warrants”), which may be exchanged for a warrant to purchase Common Shares pursuant to the Put, Call and Exchange Agreement, dated January 30, 2026, by and among the JV, the Company, 1339480 B.C. Ltd., LAC US Corp., General Motors Holdings LLC and the DOE, in each case as described in the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission on June 26, 2026, including the prospectus contained therein (the “Prospectus”). The Common Shares may be resold from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including, without limitation, the Registration Statement and the Prospectus and resolutions of the board of directors of the Company approving the filing of the Registration Statement and the Prospectus and matters relating thereto. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise; (ii) the truthfulness and accuracy of all information set forth in the documents we reviewed; and (iii) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the resale of the Common Shares and there is no foreign law that would affect the opinion expressed herein.

With respect to the factual matters (including the accuracy thereof) relevant to this opinion, we have relied upon a certificate of an officer of the Company and certificates and/or comparable documents and representations of public officials, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

In examining all documents and in providing our opinion, we have assumed:

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect on the date hereof (the “Applicable Law”), and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations expressed herein, we are of the opinion that on the date hereof, when (i) the Common Shares issuable upon exercise of the DOE Warrants, when issued and delivered in the manner and for the consideration set forth in, the applicable documents, upon payment of the consideration provided therein to the Company, and (ii) if certificated, the certificates representing the Common Shares have been duly executed and delivered by the proper officers of the Company to holder thereof, the Common Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the use of our name under the heading “Legal Matters” in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

This opinion is furnished solely in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is expressed as at the date hereof and we disclaim any undertaking or obligation to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/Cassels Brock & Blackwell LLP